UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 28, 2018
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 28, 2018, Xerium Technologies, Inc., (“Xerium”) gave notice that it has elected to redeem, subject to the satisfaction of a specified Condition (as defined below), on October 28, 2018 or such later date that Xerium, in its sole discretion, may designate in a further notice (the “Redemption Date”), $480.0 million in aggregate principal amount of its 9.500% Senior Secured Notes due 2021 (the “Notes”), which represents all of the outstanding Notes, at a redemption price equal to 104.750% of the principal amount of the Notes plus 9.500% interest accruing from August 15, 2018 to, but not including, the Redemption Date.

The redemption of the Notes is in connection with Xerium’s previously announced entry into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 24, 2018, with Andritz AG, a joint stock corporation organized under the laws of Austria with its seat at Graz, Austria (“Parent”), and XYZ Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Subject to the satisfaction or waiver of the various closing conditions set forth in the Merger Agreement, including but not limited to approval by various antitrust authorities and final expiration of any associated waiting periods, and pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Xerium (the “Merger”), with Xerium surviving as an indirect wholly-owned subsidiary of Parent. The redemption of the Notes is conditioned upon the closing and effectiveness of the Merger (the “Condition”). Accordingly, the Redemption Date may be delayed, in Xerium’s sole discretion, until such time as the Condition is satisfied, or the redemption of the Notes may not occur and the notice of redemption may be rescinded in the event that the Condition is not satisfied by the Redemption Date (or by the Redemption Date so delayed). Subject to the satisfaction or waiver of the closing conditions in the Merger Agreement, the Merger is currently expected to be completed during the fourth quarter of 2018.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document that do not relate solely to historical facts and involve risks and uncertainties or predict or describe future events or trends are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Xerium’s future prospects, developments, and business strategies. These statements may be identified by words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which Xerium has no control. These factors, risks and uncertainties include, but are not limited to: the possibility that Xerium may decide to rescind the notice of redemption of the Notes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to obtain required regulatory clearances, a third-party appeal of any such regulatory clearance, or the failure to satisfy any of the other closing conditions to the Merger; the possibility that the closing of the Merger, and consequently the Redemption Date, may be delayed beyond current expectations; potential disruption of management’s attention from Xerium’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability of Xerium to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the economic strength and competitive nature of the geographic markets that Xerium serves; Xerium’s ability to increase manufacturing capacity and productivity; Xerium’s ability to increase selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; and compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act, as well as the other risks detailed from time to time in Xerium’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made, and Xerium does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: September 28, 2018	By	/s/ Phillip B. Kennedy
	Name:	Phillip B. Kennedy
	Title:	Executive Vice President, General Counsel & Secretary